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                                                                   EXHIBIT 10.29

                            STOCK EXCHANGE AGREEMENT

      This Stock Exchange Agreement (the "Agreement") dated the 1st day of June, 1999, is by and between ST. MARY LAND & EXPLORATION COMPANY, a Delaware corporation ("St. Mary"), and ROBERT L. NANCE and ROBERT T. HANLEY, all of whom are together referred to herein as the "Stockholders" and who own all of the capital stock of QUANTERRA ENERGY CORPORATION, a Montana corporation ("Quanterra").

      WHEREAS, St. Mary desires to acquire all of the capital stock of Quanterra from the Stockholders in exchange for shares of the common stock, par value of $0.01 per share, of St. Mary ("St. Mary Stock") as hereinafter provided, and the Stockholders desire to effect such exchange; and

      WHEREAS, St. Mary and the Stockholders desire that the transactions provided for herein shall qualify as a reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

      NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE 1
                              DEFINITIONS; HEADINGS

      1.01 Defined Terms. As used in this Agreement, terms defined in the preamble and recitals of this Agreement have the meanings set forth therein, and the following terms have the meanings set forth below:

            (1) "Affiliate" means Quanterra Alpha Limited Partnership as subsequently defined.

            (2) "Closing" has the meaning ascribed to such term in Section 2.03.

            (3) "Code" means the Internal Revenue Code of 1986, as amended.

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            (4) "Consideration" means those shares of St. Mary Stock set forth on Schedule 1.01(4) which have been calculated in accordance with the methodology set forth in that certain letter dated March 2, 1999, from St. Mary to Robert L. Nance, as amended by oral understanding which provides for the use of a five year NYMEX strip pricing run as opposed to the two year NYMEX price strip stated in the letter. This letter provides that the number of shares of St. Mary Stock that the Shareholders shall receive is based on a proportionate net asset value comparison of St. Mary with Quanterra. This comparison is expressed by using a formula wherein X (the number of shares of St. Mary Stock that the Stockholders are to receive) is the numerator of a fraction and the number of shares of St. Mary Stock issued and outstanding is the denominator of the fraction, and such fraction equals a fraction in which the numerator is the net asset value of Quanterra and the denominator is the net asset value of St. Mary. Net asset value has been determined in accordance with the above referenced letter subject to the referenced amended hydrocarbon pricing.

            (5) "Environmental Laws" mean all federal, state and local rules and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

            (6) "GAAP" means generally accepted accounting principles consistently applied.

            (7) "Governmental Authority" means any federal, state, or local court, arbitration tribunal or governmental department, board, commission, bureau, agency, authority or instrumentality.

            (8) "Hazardous Materials" mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea-formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCBs);
      (b) any chemicals, materials or substances which are now defined as or included in the definition of


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      "hazardous substances," "hazardous wastes," "hazardous materials,"
      "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law; (c) naturally occurring radioactive material (NORM); and (d) any other chemical, material, substance or waste, exposure to which is prohibited, limited or regulated by any Governmental Authority in a jurisdiction in which Quanterra operates.

            (9) "Knowledge" as used (i) with respect to St. Mary shall mean those facts that are actually known or should reasonably have been or become known in the ordinary course of business by the officers of St. Mary, taking into account the scope and nature of such officers' responsibilities, and (ii) with respect to the Stockholders shall mean facts that are actually known or should reasonably have been or become known to either of the Stockholders in the ordinary course of business, taking into account the scope and nature of the Stockholders' involvement in the operation of Quanterra or Quanterra Partnership.

            (10) "Laws" mean all (i) federal, state, or local or foreign laws, rules and regulations, (ii) orders, (iii) Permits, and (iv) agreements with federal, state, local, or foreign regulatory authorities to which the Stockholders, Quanterra, Quanterra Partnership, or St. Mary, as the case may be, is a party or by which any of them or their property is bound.

            (11) "Liens" mean all liens, liabilities, claims, security interests, mortgages, pledges, agreements, obligations, restrictions, or other encumbrances of any nature whatsoever, whether absolute, legal, equitable, accrued, contingent or otherwise, including, without limitation, any rights of first refusal.

            (12) "1933 Act" means the Securities Act of 1933, as amended.

            (13) "1934 Act" means the Securities Exchange Act of 1934, as amended.

            (14) "Quanterra Financial Statements" mean the unaudited financial statements of Quanterra for each of its past two fiscal years, December 31, 1997, and December 31, 1998.


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            (15) "Quanterra Stock" means all of the issued and outstanding shares of all common stock of Quanterra.

            (16) "NASDAQ" means National Association of Securities Dealers Automated Quotations System.

            (17) "Permits" mean all permits, licenses, franchises, orders, certificates and approvals.

            (18) "Quanterra Partnership" means Quanterra Alpha Limited Partnership for which Quanterra Corporation, Nance Petroleum Corporation and Robert T. Hanley are the partners.

            (19) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment.

            (20) "SEC" means the United States Securities and Exchange
      Commission.

            (21) "SEC Documents" mean all registration statements, proxy statements, periodic reports and schedules filed by St. Mary with the SEC under the Securities Laws.

            (22) "Securities Laws" mean the 1933 Act, the 1934 Act, the Investment Company of Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

            (23) "Taxes" mean any taxes or other governmental charges or assessments of whatever kind or nature imposed by the United States, by any other nation or by any state, county, municipality or governmental subdivision, including without limitation, any income, franchise or any other similar taxes based on or measured by income or otherwise, any sales or use taxes, property, employment and employer withholdings, unemployment, social security, occupational, customs, excise or other taxes, together with any interest or penalties relating thereto.

            (24) "Tax Reports" mean all returns or reports required to be filed relating to the federal and state income tax filings of Quanterra and its Affiliate.


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      1.02 Other Definitional Provisions. Wherever the context so requires, words used herein in the masculine gender shall be deemed to include the feminine and neuter. A definition of any term shall be equally applicable to both the singular and plural forms of the term defined.

      1.03 Titles; Headings. All titles and headings appearing in this Agreement are for identification only and are not to be used for interpretive purposes.

                                    ARTICLE 2
                           EXCHANGE OF STOCK; CLOSING

      2.01 Acquisition of Quanterra Stock. Subject to the terms and conditions herein stated, the Stockholders agree to assign, transfer and deliver to St. Mary at Closing, and St. Mary agrees to acquire from the Stockholders at Closing, all of the issued and outstanding Quanterra Stock. The certificates representing the Quanterra Stock shall be duly endorsed in blank by the Stockholders. The Stockholders agree to cure any deficiencies with respect to the endorsement of the certificates representing the Quanterra Stock.

      2.02 Exchange of Shares. At Closing, the Stockholders shall surrender the certificate or certificates representing all the issued and outstanding Quanterra Stock in exchange for certificates of St. Mary Stock issued in the name of the Stockholders in the amount of the Consideration. The Stockholders shall receive their certificates for the St. Mary Stock issued as the Consideration as set forth on Schedule 2.02 attached hereto.

      2.03 Closing. The closing of the transaction provided for herein (the "Closing") shall take place at the offices of Nance Petroleum Corporation in Billings, Montana, on June 1, 1999, at 10:00 a.m., local time.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                               OF THE STOCKHOLDERS

      The Stockholders represent and warrant to St. Mary as follows:

      3.01 Ownership of Shares. The Stockholders are the lawful sole owners, beneficially and of record, of all of the issued and outstanding shares of


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Quanterra Stock and such stock is free and clear of all Liens. The ownership of
Quanterra Stock by the Stockholders is as set forth in Schedule 3.01 hereto.

      3.02 Stockholders' Due Execution, Enforceability Against Stockholders. This Agreement has been duly executed and delivered by the Stockholders and is a valid and binding obligation of the Stockholders, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application referring to or affecting enforcement of creditors' rights and general principles of equity. The execution, delivery and performance of this Agreement by the Stockholders will not violate or conflict with any agreement, instrument, judgment or decree to which the Stockholders, Quanterra or any Affiliate is a party or is subject.

      3.03 Stockholders' Capacity. The Stockholders have full legal right, power, authority and capacity to execute, deliver and perform their obligations under this Agreement to consummate the transactions contemplated hereunder or thereunder.

      3.04 Organization Existence. Quanterra is a corporation duly organized and validly existing under the laws of Montana with all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now being conducted. Quanterra is duly qualified to do business and is in good standing in each jurisdiction where the conduct of its business or the ownership of its property requires such qualification. The jurisdictions in which Quanterra is qualified to do business, and the names and addresses of Quanterra's registered agents in such jurisdictions, are set forth on Schedule 3.04 hereto. Schedule 3.04 hereto sets forth all names under which Quanterra has conducted or purported to conduct business since the date of its incorporation.

      3.05 Capital Stock. Quanterra has an authorized capitalization consisting solely of 50,000 shares of common stock no par value of which 2,000 shares are issued and outstanding. Other than the Quanterra Stock, there is no class or series of equity of Quanterra authorized, issued or outstanding. All such outstanding shares of Quanterra Stock have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding options, warrants, rights, calls, commitments, conversions rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of any equity security of Quanterra, including any Quanterra Stock, other than as contemplated by this Agreement.


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      3.06 Subsidiaries. Except as set forth in Schedule 3.06 hereto, Quanterra does not have any subsidiaries or hold any equity or ownership interest of any kind, whether beneficially or of record, in any corporation, partnership, liability company, joint venture, or other enterprise or entity of any nature whatsoever.

      3.07 No Restrictions Against Performance. Neither the execution, delivery nor performance of this Agreement, nor the consummation of the transactions contemplated in this Agreement will, with or without the giving of notice or the passage of time, or both, violate any provisions of, conflict with, result in a breach of, constitute a default under, or result in the creation or imposition of any Lien or adverse condition under:

            (a) the Articles of Incorporation and By-Laws of Quanterra;

            (b) any Law which is applicable to Quanterra or its Affiliate or any of their properties or assets;

            (c) any contract, indenture, instrument, agreement, mortgage, lease, right, or other obligation or restriction to which Quanterra or its Affiliate is a party or by which Quanterra or its Affiliate or any of their properties or assets is or may be bound; or

            (d) any order, judgment, writ, injunction, decree, license, franchise, permit or other authorization of any Governmental Authority by which either Quanterra or its Affiliate or any of their properties or assets is or may be bound or by which the Stockholders may be bound.

      3.08 Historical Financial Information. The Quanterra Financial Statements, true and complete copies of which have been previously delivered to St. Mary present fairly the financial position, assets and liabilities of Quanterra as of the dates thereof and the revenues, expenses, results of operations and cash flows of Quanterra for the periods covered thereby, on a tax basis with adjustments made in accordance with GAAP so that the net asset value of Quanterra can be determined and reasonably compared with the net asset value of St. Mary. The Quanterra Financial Statements are in accordance with the books and records of Quanterra and do not reflect any transactions which are not bona fide transactions. The books and records of Quanterra have been maintained in accordance with applicable laws, rules and regulations, and in the ordinary course of business. To the best of Stockholders' Knowledge, the accounts and notes receivable of Quanterra reflected in the Quanterra Financial Statements are valid, existing and genuine and represent sales actually made or services actually delivered by Quanterra in bona fide transactions in the ordinary

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course of business consistent with past practice and there is no material right of setoff or counterclaim or threat thereof that would jeopardize the collectability of such accounts and notes receivable at the aggregate recorded amounts thereof. The Stockholders have no Knowledge of any material difference that would arise if the Quanterra Financial Statements were prepared in accordance with GAAP as opposed to being prepared on a tax basis with the GAAP-type adjustments that have been made.

      3.09 No Undisclosed Liabilities. To the best of Stockholders' Knowledge, no basis exists on the date hereof for assertions against Quanterra of any material claim or liability of any nature other than (i) those which have been disclosed in the Quanterra Financial Statements, or (ii) have been incurred in the ordinary course of the business of Quanterra since December 31, 1998 and which do not constitute a breach of the representation and warranty set forth in
Section 3.10. For purposes of this Section 3.09, a claim or liability shall be deemed to be "material" if it involves an amount in excess of $5,000, individually or in the aggregate, as the context requires.

      3.10 No Adverse Effects or Changes. Since December 31, 1998, Stockholders are not aware of any event involving either Quanterra or its Affiliate that has had a material adverse effect on their businesses or their assets. Except as listed on Schedule 3.10, since December 31, 1998, neither Quanterra nor its Affiliate has:

            (a) made any change in its authorized capital, outstanding securities or in the capital accounts of Quanterra Partnership;

            (b) borrowed or agreed to borrow any funds, guaranteed the repayment of any indebtedness or incurred any other contingent financial obligations, except borrowings incurred in the ordinary course of its business in accordance with its past practices;

            (c) satisfied any obligation or liability (absolute or contingent), other than obligations and liabilities incurred in the ordinary course of its business in accordance with its past practices;

            (d) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever in respect of its capital stock, or purchased, redeemed or otherwise acquired, or agreed to purchase, redeem or otherwise acquire, any of its outstanding capital stock;


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            (e) except as set forth on Schedule 3.10(e), sold, transferred or otherwise disposed of, or agreed to sell transfer or otherwise dispose of, any material assets, properties or rights, except inventory and equipment in the ordinary course of its business in accordance with its past practices, or canceled or otherwise terminated, or agreed to cancel or otherwise terminate, any debts or claims other than accounts receivable write-offs and writedowns in the ordinary course of its business in accordance with its past practices;

            (f) other than in the ordinary course of business in accordance with its past practices, entered, or agreed to enter, into any agreement or arrangements to sell any of its assets, properties or rights, including inventories and equipment;

            (g) made or permitted any amendment or termination of any material contract, agreement, permit or license to which it is a party or by which it or any of its properties are bound;

            (h) except as set forth on Schedule 3.10(h), made, directly or indirectly, any accrual or arrangement for or payment of any bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director or executive employee;

            (i) incurred, or become subject to, any uninsured claim or liability for any material damages for any negligence or other tort or breach of contract;

            (j) made any capital expenditures (or commitments therefor) which in the aggregate exceed $25,000;

            (k) suffered any damages, destruction or casualty losses in excess of $5,000 as to any single occurrence or $25,000 in the aggregate;

            (l) entered into any other material transaction other than in the ordinary course of its business in accordance with its past practices; or

            (m) suffered any material adverse change in condition of or title to any of its assets except depletion through normal production within authorized allowables, ordinary changes in rates of production, and depreciation of equipment through ordinary wear and tear.

      3.11 Third-Party and Governmental Consents. Except as set forth in
Schedule 3.11 hereto, no approval, consent, waiver, order or authorization of, or registration, qualification, declaration, or filing with, or notice to, any


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Governmental Authority or other third party is required on the part of the
Stockholders, Quanterra or its Affiliate in connection with the execution and delivery of this Agreement by the Stockholders or the consummation of the transactions contemplated hereby. All of the consents and approvals set forth on
Schedule 3.11 have been obtained.

      3.12 Real and Personal Property

            (a) Oil and Gas Leases and Wells. Schedule 3.12(a) sets forth a true, correct and complete list of all oil and gas leases and wells in which either Quanterra or its Affiliate is a party, whether as lessor, lessee, or the owner of any non-cost bearing interest. The interests of either Quanterra or its Affiliate in all leases listed on such Schedule are valid and subsisting and in full force and effect, and all rentals and other payments now due have been paid. Quanterra and its Affiliate enjoy and are in peaceful and undisturbed possession as to their respective ownership share under each lease so listed in which it is a lessee. Neither Quanterra nor its Affiliate have received any notice of, and to the Knowledge of the Stockholders, there does not exist, any event of default or event, occurrence or act which, with the giving of notice or the lapse of time or both, would become a default under any such lease, and neither Quanterra nor its Affiliate have violated any of the terms or conditions under any such lease in any material respect. The real property under the leases referred to in Schedule 3.12(a) is free from material physical defects. Such real property and the fixtures, equipment, and other property attached, situated or appurtenant thereto are in good operating condition and repair, in compliance with all applicable Laws and are adequate and suitable for the purposes for which they are presently being used, except for such matters which in the aggregate would not have a material adverse effect on the business of Quanterra or its Affiliate.

            (b) Personal Property. Except as otherwise identified on Schedule 3.12(b) hereto, Quanterra has good, valid, marketable, legal and beneficial title to all of its personal property, free and clear of all Liens. There are no outstanding options, warrants, commitments, agreements or any other rights of any character entitling any person or entity, other than St. Mary, to acquire any interest in all or any part of the personal property of Quanterra.

      3.13 Accounts and Notes Receivable. Schedule 3.13 sets forth a list as of December 31, 1998, of all accounts and notes receivable of Quanterra and its Affiliate together with:

            (a) an aging schedule setting forth all such accounts receivable (other than intercompany receivables)


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            (b) the identity of any asset in which Quanterra or its Affiliate holds a security interest to secure payment of the underlying indebtedness;

            (c) a description of the nature and amount of any lien on or security interest in such accounts and notes receivable; and

            (d) an identification of the accounts receivable on this Schedule
3.13 which have been collected in their entirety since December 31, 1998.

Except as specifically identified on Schedule 3.13, the Stockholders believe to the best of their Knowledge that the accounts and notes receivable itemized are collectible in the ordinary course of Quanterra's and its Affiliate's businesses.

      3.14 Accounts Payables and Promissory Notes. Schedule 3.14 sets forth a list of:

            (a) all accounts payable of Quanterra and its Affiliate as of December 31, 1998, together with an appropriate aging schedule;

            (b) all long-term and short-term promissory notes, installment contracts, loan agreements and credit agreements to which Quanterra or its Affiliate is a party or to which any of their properties are subject;

            (c) all indentures, mortgages, security agreements, pledges, and any other agreements, pledges, and any other agreements of Quanterra and its Affiliate relating thereto or with respect to collateral securing the same; and

            (d) an identification of the accounts payable on Schedule 3.14 that have been fully or partially paid since December 31, 1998.

      3.15 Insurance and Bonds.

            (a) Schedule 3.15 sets forth a list of all insurance policies and bonds held by Quanterra including those covering its properties, buildings, equipment, fixtures, employees, and operations. Such list specifies with respect to each such policy:

            (i) the insurer and agent;

            (ii) the amount of coverage;


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            (iii) the dates of premiums or payments due thereunder; and

            (b) the expiration date, as applicable.

Each such policy identified is currently in full force and effect. All insurance premiums due according to the applicable payment schedules reflected in such policies have been timely paid. Except as set forth on Schedule 3.15, there are no facts or circumstances known to the Stockholders or under which any claims for uninsured losses or damages are likely to be asserted against Quanterra in an amount in excess of $10,000 nor are there any such claims pending against Quanterra;

            (c) the insurance policies currently maintained by Quanterra provide coverage believed by the Stockholders to be adequate for its properties, assets, products and operations;

            (d) Quanterra has not requested cancellation of any material policy of insurance at any time during the previous two years;

            (e) Quanterra has not sought and been denied any insurance coverage during the two-year period prior to the Closing Date. All bonds issued to secure performance of or payment by Quanterra under any material contract in progress or yet to be completed, including those contracts identified in Schedule 3.15, are in force and effect and are identified on Schedule 3.15. Neither Quanterra nor the Stockholders have made any representations or undertaken any other act which would give rise to a viable claim that any such existing bond is invalid or unenforceable; there are no facts or circumstances under which the validity or enforceability by Quanterra of any such existing bond could be successfully challenged; and

            (f) the transactions contemplated by this Agreement will have no adverse effect on any such existing bond.

      3.16 Bank Accounts. Schedule 3.16 sets forth a list of (i) the name of each bank or other financial institution in which Quanterra or its Affiliate have an account or safe deposit box; (ii) the names of all person authorized to draw thereon or to have access thereto; and (iii) the names of all persons other than the officers of Quanterra and its Affiliate who are authorized to incur liabilities on behalf of Quanterra or its Affiliate for borrowed funds.

      3.17 Compliance with Laws. To the best of Stockholders' Knowledge, Quanterra and its Affiliate have complied with and are not in default under any


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Laws the violation of which could have a material adverse effect on their business, properties or assets.

      3.18 Litigation. There is no judicial or administrative claim, action, suit or proceeding pending or, to the Knowledge of the Stockholders, threatened against or relating to the Stockholders, Quanterra, its Affiliate or the officers or directors of Quanterra or its Affiliate in their capacities as officers or directors, the business, properties or assets of Quanterra or its Affiliate or the transactions contemplated by this Agreement, including, but not limited to, actions or proceedings alleging any violation of any Environmental Law, before any federal, state, or local court, arbitration tribunal or Governmental Authority, which would, individually or in the aggregate, materially adversely affect the Stockholders, the business, properties or assets of Quanterra or its Affiliate, or the transactions contemplated by this Agreement and, to the Knowledge of the Stockholders, there does not exist any valid basis for any such claim, action, suit or proceeding. There are no claims, actions, suits, proceedings or investigations pending or, to the Knowledge of the Stockholders, threatened by or against the Stockholders, Quanterra or its Affiliate with respect to this Agreement, or in connection with the transactions contemplated hereby and the Stockholders have no reason to believe there exists a valid basis for any such claim, action, suit, proceeding or investigation.

      3.19 Permits. Schedule 3.19 hereto sets forth a true, correct and complete list of all Permits of any federal, state or local regulatory or Governmental Authority relating to the business properties or assets of Quanterra and its Affiliate. The Permits constitute all permits, licenses, franchises, orders, certificates and approvals which are required for the lawful operation of the business, properties and assets of Quanterra and its Affiliate. Further, Quanterra or its Affiliate are in compliance in all material respects with all such Permits and own or have owned or had valid Permits to use all properties, tangible or intangible, necessary for the conduct of its business and the operation of its properties and assets in the manner in which they are now conducted and operated.

      3.20 Taxes.

            (a) All Tax Reports required to be filed by Quanterra and its Affiliate that are required to be filed on or prior to the Closing have been duly filed and are true, complete and accurate in all material respects. All Taxes owed with respect to the periods covered by such Tax Reports have been duly paid. Quanterra and its Affiliate have complied with all applicable laws, rules and regulations relating to the withholding and payment of Taxes and has timely


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withheld and paid to the proper governmental authorities all amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or stockholder.

            (b) There are no agreements, waivers or other arrangements providing for extension of time with respect to the assessment or collection of any Tax on Quanterra or its Affiliate. There are not any actions, suits, proceedings, investigations or claims now pending against Quanterra or its Affiliate in respect of unpaid Taxes, and there are no matters under discussion with any federal, state, county or local Governmental Authority relating to any amount of unpaid Taxes. Except as otherwise set forth on Schedule 3.20, the Tax Reports of Quanterra and its Affiliate have not been audited and are not in the process of being audited by the applicable taxing authorities, and there is no Tax deficiency outstanding, proposed or assessed against Quanterra or its Affiliate, and Quanterra and its Affiliate are not a party to any Tax allocation or Tax sharing agreement.

            (c) Since its formation, Quanterra has elected and the Stockholders have consented for Quanterra to be treated as an S Corporation (within the meaning of Code Section 1361(a)) for federal income tax purposes. For all periods since commencing operations, Quanterra has qualified to be treated as an S Corporation for federal income tax purposes. Quanterra has also elected, and its Stockholders have consented, to be treated as an S Corporation for state income tax purposes for all years since its formation. Quanterra has filed all reports consistent with and necessary to maintain its S Corporation status for federal and state income tax purposes. Neither Quanterra nor Stockholders have revoked the S Corporation stature of Quanterra and neither Quanterra nor its Stockholders have done anything to cause a termination of such federal or state tax purposes.

      3.21 Employee Benefit Plans and Employment Agreements. Quanterra for itself and its Affiliate has not entered into any employee benefit plan within the meaning of Section 3(3) of ERISA or any written or oral employment or consulting agreement, severance pay plan or agreement, employee relations policy (or practice, agreement, or arrangement), agreements with respect to leased or temporary employees, vacation plan or arrangement, sick pay plan, stock purchase plan, stock option plan, fringe benefit plan, incentive plan, bonus plan, cafeteria or flexible spending accounting plan or any deferred compensation agreement with any present or former employee of Quanterra or its Affiliate. Further, there are currently no employees of either Quanterra or its Affiliate.


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

      3.22 Material Contracts. Quanterra had made available all contracts and arrangements, written, electronic, oral, or otherwise to which Quanterra or its Affiliate is a party or by which they are bound, or to which any of their assets or properties is subject.

      3.23 Labor Matters. Quanterra has conducted, and currently is conducting its and its Affiliate business in full compliance with all Laws relating to employment and employment practices, terms and conditions of employment, wages and hours, and nondiscrimination in employment.

      3.24 Environmental Matters. Except as set forth in Schedule 3.24:

            (a) Quanterra and its Affiliate are currently in compliance in all material respects with all applicable Environmental Laws, have cured any past violations or alleged violations of Environmental Laws to the satisfaction of Governmental Authorities, are not currently in receipt of any notice of violation, are not currently in receipt of any notice of any potential liability for cleanup of Hazardous Materials and are not now subject to any investigation or information request by a Governmental Authority concerning Hazardous Materials or any Environmental Laws. To the Knowledge of the Stockholders, Quanterra and its Affiliate hold and are in compliance with all governmental permits, licenses, and authorizations necessary to operate those aspects of their businesses that relate to siting, wetlands, coastal zone management, air emission, discharges to surface or ground water, discharges to any sewer or septic system, noise emissions, solid waste disposal or the generation, use, transportation or other management of Hazardous Materials. Neither Quanterra nor its Affiliate has ever generated, manufactured, refined, recycled, discharged, emitted, released, buried, processed, produced, reclaimed, stored, treated, transported, or disposed of any Hazardous Materials except in compliance with all applicable Laws, including applicable Permit requirements;

            (b) No assets of Quanterra or its Affiliate are subject to any Lien in favor of any person as a result of any Hazardous Material or response thereto;

            (c) To the Knowledge of the Stockholders, all facilities where any person has treated, stored, disposed of, reclaimed, or recycled any Hazardous Material on behalf of Quanterra or its Affiliate are in compliance with Environmental Laws.

      3.25 Minute Books and Charter Documents. All corporate records and books (including stock transfer ledgers) of Quanterra have been made available to St. Mary for its review.

      3.26 Broker's Fees. No agent, broker or other person is or may be entitled to a commission or finder's fee in connection with the transactions contemplated by this Agreement, or is or may be entitled to make any claim against Quanterra or against St. Mary as a result of any actions by the Stockholders or Quanterra. The Stockholders shall indemnify St. Mary against any claim for any such commission or finder's fee made by any agent, broker or other person as a result of any actions by the Stockholders or Quanterra.

      3.27 Investment Representation. Each of the Stockholders acknowledges that the issuance to him by St. Mary of the shares of St. Mary Stock constituting the Consideration pursuant to this Agreement has not been registered under the 1933 Act or any state securities law, and that such St. Mary Stock may not be sold or transferred other than pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from such registration, and further acknowledges that the certificates representing the St. Mary Stock will bear a restrictive legend to the foregoing effect. Each Stockholder is acquiring the St. Mary Stock for investment purposes only, for his own account (and not for the account(s) of others) and not with a view to the distribution thereof. Each Stockholder confirms that (i) he is familiar with the business of St. Mary and has had the opportunity to ask questions of appropriate executive officers of St. Mary (and that he has received responses thereto to his satisfaction) and to obtain such information about the business and financial condition of St. Mary as he has reasonably requested, and (ii) he has such knowledge and experience in financial and business matters that he is capable of evaluating and accepting the merits and risks of an investment in St. Mary Stock.

      3.28 Questionable Payments. Neither Quanterra nor its Affiliate nor any executive employee, agent, or representative of Quanterra or its Affiliate (including the Stockholders) has made, directly or indirectly, any (a) bribes, kickbacks or illegal payments, (b) payments that were falsely recorded on the books and records of Quanterra or its Affiliate, or (c) payments to governmental officials for improper purposes.

      3.29 Tax Reports. Schedule 3.29 contains true and correct copies of the Tax Reports filed by either Quanterra or its Affiliate for the past two tax years including tax year 1998.

      3.30 Joint Operating Agreements. Neither Quanterra nor its Affiliate has entered into any joint operating agreement regarding any of the leases or wells affected by this Agreement that contains terms or conditions which impose duties or obligations on Quanterra or its Affiliate beyond those customarily contained or created by joint operating agreements executed in the ordinary course of conducting an oil and gas business.

      3.31 Affiliate. The Stockholders represent and warrant to St. Mary with respect to Quanterra Partnership the matters set forth in Section 3.08 and
Section 3.09 to the same extent as those representations and warranties by the Stockholders apply to Quanterra. Quanterra Partnership is a limited partnership organized and in good standing under the laws of the State of Montana for which Quanterra is the sole general partner and as such holds a one percent partnership interest in Quanterra Partnership.

      3.32 No Misstatements or Omissions. No representation or warranty made in this Agreement or on any Schedule hereto by the Stockholders is false or misleading as to any material fact or omits to state a material fact required to make any of such information not misleading in any material respect. In addition, all other information made available by Quanterra to St. Mary, whether in oral, written, or any other form, is true and correct to the Knowledge of the Stockholders, and such information is not false or misleading as to any material fact. To the Knowledge of the Stockholders, the foregoing representations, warranties, schedules and information constitute full disclosure of all material facts with respect to the business, assets and liabilities of Quanterra and its Affiliate.

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF ST. MARY

      St. Mary represents and warrants to the Stockholders as follows:

      4.01 Organization; Good Standing. St. Mary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority and legal right to own, operate and lease its properties and assets and to carry on its business as now being conducted and to enter into this Agreement and perform its obligations hereunder, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of its business or the ownership of its property requires such qualification.

      4.02 Authority. St. Mary has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement to which it is a party and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. St. Mary has the power and authority to deliver the Consideration, and all necessary corporate action to authorize the delivery of the Consideration has been taken.

      4.03 Due Execution and Enforceability. This Agreement is a valid and binding obligation of St. Mary, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application referring to or affecting enforcement of creditors' rights and general principles of equity.

      4.04 No Restrictions Against Performance. Neither the execution, delivery, authorization or performance of this Agreement, nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both, violate any provisions of, conflict with, result in a breach of, constitute a default under, or result in the creation or imposition of any Lien or adverse condition under (i) the Certificate of Incorporation or By-Laws of St. Mary; (ii) any federal, state or local law, which is applicable to St. Mary; (iii) any contract, indenture, instrument, agreement, mortgage, lease, right or other obligation or restriction to which St. Mary is a party or by which it is bound; or (iv) any order, judgment, writ, injunction, decree, license, franchise, permit or other authorization of any Governmental Authority by which St. Mary is bound.

      4.05 Capital Stock of St. Mary. The authorized capital stock of St. Mary consists of 50,000,000 shares of common stock of which 10,827,067 are issued and outstanding. All of the issued and outstanding shares of St. Mary Stock are, and all of the shares of St. Mary Stock, when issued in accordance with the terms of this Agreement are or will be, duly and validly authorized and issued and outstanding, fully paid and nonassessable. None of the outstanding shares of St. Mary Stock to be issued pursuant to this Agreement will be issued in violation of any preemptive rights of the current or past holders of St. Mary Stock. Except as disclosed on Schedule 4.05 hereto, as of the date of this Agreement, there are no other equity securities of St. Mary outstanding and no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character provided for the purchase, issuance or sale of any shares of the capital stock of St. Mary, other than as contemplated by this Agreement.

      4.06 SEC Filings; Financial Statements of St. Mary. St. Mary has timely filed and made available to the Stockholders all SEC Documents required to be filed by St. Mary during calendar year 1998 and since December 31, 1998 . The SEC Documents (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws, and

(ii) did not, at the time they were filed (or, if amended, or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated in the SEC Documents or necessary in order to make the statements in the SEC Documents in light of the circumstances under which they were made, not misleading. Each of the St. Mary financial statements (including, in each case, any related notes) contained in the SEC Documents complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP (except to the extent required by changes in GAAP, as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q under the 1934 Act, as amended), and fairly presented in all material respects the consolidated financial positions of St. Mary and its subsidiaries as at the respective dates and the consolidated results of operations and cash flows of the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

      4.07 Materially Adverse Change of Condition. St. Mary has no Knowledge of any material adverse change in the condition of or title to its assets which have occurred subsequent to December 31, 1998, except depletion through normal production within authorized allowables, ordinary changes and rates of production, and depreciation of equipment through ordinary wear and tear.

      4.08 Third-Party and Governmental Consents. Except as set forth on
Schedule 4.08 hereto, and those customarily obtained after Closing, no approval, consent, waiver, order or authorization of, or registration, qualification, declaration or filings with, or notice to, any Governmental Authority or other third party is required on the part of St. Mary in connection with the execution of this Agreement, or the consummation of the transactions contemplated hereby. All of the consents and approvals set forth on Schedule 4.08 have been obtained.

      4.09 Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the Knowledge of St. Mary, threatened, by or against St. Mary with respect to this Agreement, or in connection with the transactions contemplated hereby and St. Mary has no reason to believe there exists a valid basis for any such claim, action, suit, proceeding, or investigation.

      4.10 Broker's Fees. No agent, broker or other person is or may be entitled to a commission or finder's fee in connection with the transactions contemplated by this Agreement, or is or may be entitled to make any claim against the Stockholders or Quanterra or against St. Mary or any of its subsidiaries or affiliates as a result of any actions by St. Mary. St. Mary shall indemnify the Stockholders against any claim for any such commission or finder's fee made by any agent, broker or other person as a result of any actions by St. Mary.

      4.11 No Misstatements or Omissions. No representation or warranty made in this Agreement by St. Mary is false or misleading as to any material fact or omits to state a material fact required to make any of such information not misleading in any material respect. In addition, all other information made available by St. Mary to the Stockholders, whether in oral, written or any other form, is true and correct to the Knowledge of St. Mary, and such information is not false or misleading as to any material fact. To the knowledge of St. Mary, the foregoing representations, warranties and information, together with the SEC Documents, constitute full disclosure of all material facts with respect to the business, assets and liabilities of St. Mary.

                                    ARTICLE 5
                                   DELIVERIES

      5.01 Deliveries by the Stockholders. At the Closing, in addition to any other documents required to be delivered under the terms of this Agreement, the Stockholders shall deliver the following:

            (a) A certificate of the Stockholders dated the Closing, certifying that any consents and approvals referred to in Section 3.11, which are obtainable prior to the Closing, have been obtained, together with copies of such consents and approvals.

            (b) Copies of the Articles of Incorporation of Quanterra certified as of a recent date by the Secretary of State of Montana.

            (c) Copies of the By-Laws of Quanterra including all amendments thereto, certified by the Secretary or an Assistant Secretary of Quanterra.

            (d) A Certificate dated not earlier than seven calendar days prior to Closing of the Secretary of State of Montana as to the valid existence of Quanterra.

            (e) Certificates of authority dated during 1999 of the Secretary of State of each of the states in which Quanterra is qualified to do business, as to the due qualification or license of Quanterra as a foreign corporation in such state.

            (f) The opinion of Crowley, Haughey, Hanson, Toole & Dietrich, PLLP, counsel to Quanterra and the Stockholders, substantially in the form of Exhibit 5.01(f) hereto.

            (g) Evidence in form and substance satisfactory to St. Mary of the resignation of all of the directors of Quanterra.

            (h) The Stockholders shall deliver to St. Mary Uniform Commercial Code financing statement searches for the State of Montana and any other state in which Quanterra or the Affiliate do business, dated within 15 calendar days prior to the date of the Closing, showing that there are no security interests, judgments, taxes, other liens or encumbrances outstanding against Quanterra or its Affiliate or their assets, or against the Stockholders.

      5.02 Deliveries by St. Mary. At the Closing, in addition to any other documents required to be delivered under the terms of this Agreement, St. Mary shall have delivered or will deliver the following:

            (a) A certificate of the President or a Vice President of St. Mary, dated the Closing Date, certifying that any consents and approvals referred to in Section 4.08 have been obtained, together with copies of such consents and approvals.

            (b) A copy of the Certificate of Incorporation of St. Mary, certified as of a recent date by the Secretary of State of Delaware.

            (c) A copy of the By-Laws of St. Mary, including all amendments thereto, certified by the Secretary or an Assistant Secretary of St. Mary.

            (d) A Certificate, dated as of a recent date of the Secretary of State of the State of Delaware as to the valid existence and good standing of St. Mary.

            (e) Resolutions adopted by the Board of Directors of St. Mary authorizing this Agreement and the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of St. Mary.

            (f) The opinion of the law firm Ballard Spahr Andrews & Ingersoll, LLP, counsel to St. Mary, substantially in the form of Exhibit 5.02(f) hereto.

                                    ARTICLE 6
                                 INDEMNIFICATION

      6.01 Survival of Representations, Warranties and Covenants. Without affecting the validity or applicability of the indemnification provisions set forth in Sections 6.02 and 6.03 of this Agreement, the representations, warranties, and covenants of the Stockholders and St. Mary contained in this Agreement shall survive the Closing and remain in full force and effect until one year after the Closing except that such representations and warranties shall remain in full force and effect until two years after the Closing with respect to any breach thereof resulting in or otherwise involving a claim by a third party against St. Mary, Quanterra or its Affiliate (a "Third Party Claim").

      6.02 Indemnification by and on Behalf of the Stockholders. Subject to the provisions of Section 6.05, the Stockholders jointly and severally agree to defend, indemnify and hold St. Mary harmless from and against any and all losses, liabilities, damages, costs or expenses (including reasonable attorneys' fees, penalties, and interest) payable to or for the benefit of, or asserted by, any party, resulting from, arising out of, or incurred as a result of:

            (a) the breach of any representation and/or warranty made by the Stockholders herein; or (b) any claim, whether made before or after the date of this Agreement, or any litigation, proceeding or governmental investigation, whether commenced before or after the date of this Agreement, arising out of the businesses of Quanterra or its Affiliate prior to the Closing, or otherwise arising out of any act or occurrence prior to, or any condition or facts existing as of, Closing, regardless of whether or not referred to on a Schedule to this Agreement or otherwise disclosed or known to St. Mary as of Closing. No claim by St. Mary for indemnification by the Stockholders shall be made after one year has elapsed following the Closing except that a claim for indemnification may be made by St. Mary with respect to a Third Party Claim until two years has elapsed following the Closing.

      The indemnification obligation of the Stockholders set forth above shall be limited to those amounts attributable solely to Quanterra with respect to interests or activities of it, including those realized with respect to an interest of Quanterra in any property partially owned by it or realized with respect to any partnership interest of Quanterra (including its interest in Quanterra Partnership), and shall not apply with respect to an ownership interest or partnership interest (even if in Quanterra Partnership) of others.

      6.03 Indemnification by St. Mary. Subject to the provisions of Section 6.05, St. Mary agrees to defend, indemnify and hold the Stockholders harmless from and against any and all losses, liabilities, damages, costs, or expenses (including reasonable attorneys' fees, penalties and interest) payable to or for the benefit of, or asserted by, any party, resulting from, arising out of, or incurred as a result of the breach of any representation and warranty made by St. Mary herein or in accordance herewith. No claim by the Stockholders for indemnification by St. Mary shall be made after one year has elapsed following the Closing except that a claim for indemnification may be made by the Stockholders with respect to a Third Party Claim until two years has elapsed following the Closing.

      6.04 Notice of Claims. The Stockholders and St. Mary shall give prompt written notice to each other of any claim by any party which might give rise to a claim by the Stockholders or St. Mary against the other based upon the indemnity provisions contained herein, stating the nature and basis of the claim and the actual or estimated amount thereof; provided, however, that failure to give such notice will not affect the obligation of the indemnifying party to provide indemnification in accordance with the provisions of this Article 6 unless, and only to the extent that, such indemnifying party is actually prejudiced thereby. In the event that any action, suit or proceeding is brought by a third party against the Stockholders or St. Mary with respect to which the other party may have liability under the indemnification provisions contained herein, the indemnifying party shall have the right, at its sole cost and expense, to defend such action in the name or on behalf of the indemnified party and, in connection with any such action, suit or proceeding, the parties hereto agree to render to each other such assistance as may reasonably be required in order to ensure the proper and adequate defense of any such action, suit or proceeding; provided further, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate because of actual or potential differing interests between such indemnified party and any other party represented by such counsel. Neither party hereto shall make any settlement of any claim which might give rise to liability of the other party under the indemnification provisions contained herein without the written consent of such other party, which consent such other party covenants shall not be unreasonably withheld.

      6.05 Limitation of Liability. Notwithstanding the provisions of this
Article 6, neither the Stockholders collectively nor St. Mary shall have any liability to the other with respect to any matter which liability does not exceed $5,000 as to any single liability or $10,000 as to liabilities in the aggregate irrespective of their single size except that such limitations shall not apply to any Third Party Claim. In the event of any liability of the Stockholders for indemnification, St. Mary may elect to cause such liability to be satisfied in part or in whole by reducing pro rata the St. Mary Stock issued to the Stockholders by the number of shares (rounded to the nearest whole number) equal to the amount of the Stockholders' liability based on the published closing price for a share of St. Mary Stock on the day such liability is quantified, and the certificates of St. Mary Stock issued to the Stockholders shall bear a legend to that effect.

                                    ARTICLE 7
                               SHARE RESTRICTIONS

      7.01 Restricted Shares. The Stockholders hereby agree that during the period beginning on the Closing and, subject to Section 7.05, ending on the date which is three years after the date hereof, the Stockholders will not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of ("Transfer") any shares of St. Mary Stock received as part of the Consideration (the "Restricted Shares"), other than in accordance with the terms of this
Article 7 or as otherwise agreed by St. Mary in writing in its sole discretion, and any such purported Transfer shall be void, except that the Stockholders may make a Permitted Transfer (as hereinafter defined), if and only if the transferee in such Permitted Transfer ("Permitted Transferee") executes and delivers a written agreement to the effect that the Restricted Shares transferred to such Permitted Transferee shall be bound by the terms of this
Article 7 as if such Permitted Transferee were an original party hereto.

      7.02 Permitted Transfer. For purposes of this Article 7, a "Permitted Transfer" of Restricted Shares by any Stockholder is (i) any bona fide gift of such Restricted Shares by the Stockholder, including a charitable gift, (ii) any transfer of such Restricted Shares by the Stockholder to a trustee for the benefit of the Stockholder or the Stockholder's ancestors, descendants or spouse, or (iii) any transfer of such Restricted Shares by a Stockholder to the Stockholder's executors, administrators or legal representatives, heirs or devisees pursuant to the laws of descent and distribution.

      7.03 Restrictive Legends; Stop Orders. The certificate or certificates representing Restricted Shares issued to the Stockholders or any Permitted Transferee shall bear an appropriate legend referring to the restrictions on Transfer contained in this Article 7 (together with the legends referred to in Section 3.23 and Section 7.05 hereof) shall be endorsed with substantially the following legend in addition to any other legend which may appear on such certificate or certificates:

      THE SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTECATION, ENCUMBRANCE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCK EXCHANGE AGREEMENT DATED JUNE 1, 1999, BETWEEN ST. MARY LAND & EXPLORATION COMPANY AND ROBERT L. NANCE AND ROBERT T. HANLEY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF THIS CERTIFICATE TO THE SECRETARY OF ST. MARY LAND & EXPLORATION COMPANY.

To assure compliance with the terms of this Agreement, St. Mary shall also be permitted to deliver appropriate "stop transfer" instructions covering certificates representing Restricted Shares to any transfer agent or registrar of the shares of St. Mary Stock.

      7.04 Termination of Restrictions. Any provision of this Agreement to the contrary notwithstanding, the restrictions on Transfer contained in this Article 7 shall expire three years after the date hereof. The restrictions contained herein shall expire with respect to the Restricted Shares held by the Stockholders in proportion to his respective ownership of shares of St. Mary Stock on the date hereof.

      7.05 Removal of Legends. Whenever the restrictions imposed by this Article 7 shall terminate by reason of the passage of time and the Restricted Shares are transferable pursuant to Rule 144(k) under the Securities Act or other available exemption from the registration requirements of the Securities Act, each holder of Restricted Shares shall be entitled to receive from St. Mary, without cost or expense, a new certificate representing such Restricted Shares not bearing the legends set forth in Section 7.03 and Section 3.23 upon receipt of an opinion of counsel reasonably satisfactory to St. Mary that such restrictions have terminated in accordance with their terms and that such Restricted Shares are transferable without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act or other available exemption from the registration requirements of the Securities Act.

      7.06 Voting Rights. The holder or holders of Restricted Shares shall retain the full right to vote or to execute and deliver a proxy to vote Restricted Shares on any matter submitted to holders of St. Mary Stock.

                                    ARTICLE 8
                               GENERAL PROVISIONS

      8.01 Expenses. Except as otherwise expressly provided herein, each party to this Agreement shall pay its or his own expenses (including, without limitation, the fees and expenses of its or his agents, representatives, counsel, and accountants) incurred in connection with the negotiation, drafting, execution, delivery and performance of this Agreement and the transactions contemplated hereby.

      8.02 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Stockholders and St. Mary and their respective heirs, personal representatives, successors, representatives and assigns.

      8.03 Waiver. No provision of this Agreement shall be deemed waived by course of conduct, including the act of closing, unless such waiver is made in writing signed by all then existing or surviving parties hereto, stating that it is intended specifically to modify this Agreement, nor shall any course of conduct operate or be construed as a waiver of any subsequent breach of this Agreement, whether of a similar or dissimilar nature.

      8.04 Entire Agreement. This Agreement (together with the Schedules and Exhibits hereto) supersedes any other agreement, whether written or oral, that may have been made or entered into by St. Mary or by the Stockholders (or by any director, officer, employee, agent, or other representative of such parties) relating to the matters contemplated hereby. This Agreement (together with the Schedules and Exhibits hereto) constitutes the entire agreement between the parties and there are no agreements or commitments except as expressly set forth herein.

      8.05 Further Assurances. Each of the parties hereto agrees to execute all further documents and instruments and to take or to cause to be taken all reasonable actions which are necessary or appropriate to complete the transactions contemplated by this Agreement.

      8.06 Notices. All notices, demands, requests, and other communications hereunder shall be in writing and shall be deemed to have been duly given and shall be effective upon receipt if delivered by hand, or sent by certified or registered United States mail, postage prepaid and return receipt requested, or by prepaid overnight express service or facsimile transmission (with receipt confirmed). Notices shall be sent to the parties to the following addresses (or at such other addresses for a party as shall be specified by like notice; provided that such notice shall be effective only upon receipt thereof):

            If to the Stockholders:

                  Robert L. Nance
                  550 N. 31st Street, Suite 500
                  Billings, MT  59101
                  Telephone:  406-245-6248
                  Facsimile:  406-245-9106

                  Robert T. Hanley
                  550 N. 31st Street, Suite 500
                  Billings, MT  59101
                  Telephone:  406-245-6248
                  Facsimile:  406-245-9106

with a copy (which shall not constitute notice) to:

                  Myles J. Thomas
                  Crowley Haughey Hanson Toole & Dietrich
                  490 North 31st Street, Suite 500
                  Billings, Montana  59103
                  Telephone:  406-252-3441
                  Facsimile:    406-259-4159

            If to St. Mary:

                  St. Mary Land & Exploration Company
                  1776 Lincoln Street, Suite 1100
                  Denver, Colorado  80203
                  Telephone:  303-861-8140
                  Facsimile:  303-863-1040
                  Attention:  Milam Randolph Pharo

      8.07 Amendments, Supplements, Etc. This Agreement may be amended or modified only by a written instrument executed by all parties hereto which states specifically that it is intended to amend or modify this Agreement.

      8.08 Severability. In the event that any provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein and, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible but still be legal, valid and enforceable.

      8.09 Governing Law. This Agreement and its interpretation shall be governed by the laws of the State of Colorado.

      8.10. Counterpart Execution. This Agreement may be executed in counterparts and each counterpart shall constitute a binding agreement as if the parties had executed a single document. The parties agree that such counterpart execution may be evidenced by a facsimile transmission of the execution page for each such party, and such facsimile execution shall constitute a binding execution by such party. At or after Closing, the parties agree that a sufficient number of original counterpart executions will be obtained and affixed to this Agreement so that each party will have an originally executed Agreement.

                               /s/ Robert L. Nance
                              -----------------------------------
                              Robert L. Nance

                              /s/ Robert T. Hanley
                              -----------------------------------
                              Robert T. Hanley


                              ST. MARY LAND & EXPLORATION COMPANY

                              By: /s/ Mark A. Hellerstein
                                 --------------------------------
                                      Mark A. Hellerstein
                                      President


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

                                LIST OF SCHEDULES

Schedule 1.01(4) - Consideration - Shares of St. Mary Stock used as
Consideration

Schedule 2.02 - Exchange of Shares - Certificates for St. Mary Stock used as Consideration

Schedule 3.01 - Ownership of Shares - Ownership of Quanterra Stock by
Stockholders

Schedule 3.04 - Organization Existence - Jurisdictions where Quanterra is qualified to do business; names and addresses of registered agents in such jurisdictions; and names under which Quanterra has conducted or purported to conduct business since date of incorporation

Schedule 3.06 - Subsidiaries - List of Quanterra subsidiaries, ownership in any corporation, partnership, liability company, joint venture, or other enterprise or entity

Schedule 3.10 - No Adverse Effects or Changes - Quanterra or Affiliate

      Schedule 3.10(e) - List, if any, of any disposition of any material assets, properties or rights, or canceled or terminated, or agreed to cancel or terminate any debts or claims other accounts receivable write-offs and writedowns in the ordinary course of business (since December 31, 1998)

      Schedule 3.10(h) - List, if any, of any accrual or arrangement for or payment of any bonus or special compensation or severance or termination pay to any present or former officer, director, or executive employee (since December 31, 1998)

Schedule 3.11 - Third Party and Governmental Consents - List, if any, of the Third Party and Governmental Consents required on the part of Stockholders, Quanterra, or its Affiliates

Schedule 3.12 - Real and Personal Property

      Schedule 3.12(a) - Oil and Gas Leases and Wells List of oil and gas leases in which Quanterra or its Affiliate is a party

      Schedule 3.12(b) - Personal Property - List, if any, of any outstanding options, warrants, commitments, agreements or any other right against any of the personal property (other than St. Mary)

Schedule 3.13 - Accounts and Notes Receivable - List of Quanterra's and its Affiliate's accounts and notes receivables as of December 31, 1998

      Aging report setting forth all accounts receivables (other than intercompany receivables)

      Identify any asset holding a security interest to secure payment of the underlying indebtedness

      Description of the nature and amount of any lien on or security interest in such accounts and notes receivable

      Identify accounts receivable on Schedule 3.13 which have been collected in their entirety since December 31, 1998.

Schedule 3.14 - Accounts Payables and Promissory Notes Quanterra and its Affiliate. List of:

      Accounts payable as of December 31, 1998 with appropriate aging report

      Long-term and short-term promissory notes, installment contracts, loan agreements, and credit agreements

      Indentures, mortgages, security agreements, pledges, etc.

      Identify accounts payable on Schedule 3.13 which have been fully or partially paid since December 31, 1998.

Schedule 3.15 - Bonds and Insurance

      List of all insurance policies and bonds. List should include (i) insurer and agent; (ii) amount of coverage; (iii) premium dates; and (iv) expiration dates, if any.

      List, if any, of any facts or circumstances under which claims for uninsured losses or damages are likely to be asserted against Quanterra in excess of $10,000 or pending claims against Quanterra

Schedule 3.16 - Bank Accounts - List of (i) names of banks or financial institutions where Quanterra or its Affiliate has banks accounts and safety deposit boxes (ii) names of persons authorized to draw on account or access the safety deposit box; and (iii) names of persons other than officers who are authorized to incur liabilities for borrowed funds

Schedule 3.19 - Permits - List of all federal, state or local regulatory or governmental authority permits

Schedule 3.20 - Taxes - List, if any, of audited Tax reports

Schedule 3.24 - Environmental Matters

Schedule 3.29 - Tax Reports - Copies of tax reports filed by Quanterra or its Affilate for the past two years including 1998

Schedule 4.05 - Capital Stock of St. Mary - List, if any, of outstanding equity securities, options, warrants, rights, call, commitments, conversion rights, rights of exchange, plans or other agreements of any character provided for the purchase, issuance or sale of any shares of capital stock of St. Mary (other than contemplated in this Agreement)

Schedule 4.08 - Third Party and Governmental Consents - List, if any, of the Third Party and Governmental Consents required on the part of St. Mary

Exhibit 5.01(f) - Form opinion letter from Quanterra counsel

Exhibit 5.02(g) - Form opinion letter from St. Mary counsel

                             DELIVERIES BY ST. MARY

1. A certificate from the President or a Vice President dated the date of Closing, certifying that any third party or governmental consents and approvals have been obtained, together with copies of such consents and approvals.

2. A copy of STML&EC Certificate of Incorporation (recent date) from Secretary of State of Delaware.

3. A copy of the By-Laws of St. Mary, including all amendments thereto certified by the Secretary or an Assistant Secretary of St. Mary.

4. A Certificate of Good Standing for STML&E (recent date) from Secretary of State of Delaware

5. STML&EC Resolutions adopted by the Board of Directors of authorizing transaction

6.    Opinion letter from Ballard Spahr Andrews & Ingersoll, LLP

                   CONDITIONS BY QUANTERRA ENERGY CORPORATION

1. A Stockholders certificate (dated as of Closing) regarding consents and approvals, together with copies of such consents and approvals

2. Certified Articles of Incorporation (recent date) from Secretary of State of Montana.

3. By-Laws including all amendments thereto certified by the Secretary or an Assistant Secretary

4. Certificate from the Montana Secretary of State (dated within seven calendar days prior to Closing) as to the valid existence of Quanterra.

5. Certificates of Authority dated during 1999 from the Secretary of State of each of the states in which Quanterra is qualified to do business

6.    Opinion letter from Crowley, Haughey, Hanson, Toole & Dietrich, PLLP

7.    Evidence of resignation of all of the directors of Quanterra.

8. Uniform Commercial Code financing statement searches for the State of Montana and any other state in which Quanterra or the Affiliate do business (dated within 15 calendar days prior to the date of the Closing)